UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 11, 2012 Bank of South Carolina Corporation
(Exact name of registrant as specified in its charter)

South Carolina	0-27702	57-1021355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
256 Meeting Street Charleston, SC 29401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(843) 724-1500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hugh C. Lane, Jr. announced his retirement as President and Chief Executive Officer of Bank of South Carolina Corporation (the "Company") and of the Company’s wholly owned subsidiary, The Bank of South Carolina (the “Bank”) effective April 11, 2012. At the request of the Board of Directors, Mr. Lane will continue to serve as the Chairman of the Board of Directors of both the Company and the Bank. Mr. Lane will also continue to perform commercial lending and business development activities for the Bank.

The Board of Directors of the Company and the Board of Directors of the Bank announced the appointment of Fleetwood S. Hassell as President and Chief Executive Officer of both the Company and the Bank effective April 11, 2012. Mr. Hassell, aged 52, has served as an Executive Vice President of both the Company and the Bank and as the Senior Lending Officer since 2005. He was elected to the Board of Directors of Company and the Bank in 2006. He has been with the Bank since its organization in 1986 and has served as Assistant Vice President, Vice President, and Senior Vice President for commercial lending and business development. There are no family relationships between Mr. Hassell and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer and there have been no transactions between Mr. Hassell and the Company or the Bank. In conjunction with the promotion, Mr. Hassell received an annual salary increase of $10,000.

The Board of Directors of the Company and the Board of Directors of the Bank announced the appointment of Douglas Hutson Sass as Executive Vice President and Senior Lending Officer of both the Company and the Bank effective April 11, 2012. Mr. Sass, aged 54, has served as a Senior Vice President for commercial lending and business development since 2004. He was hired by the Bank as an Assistance Vice President for commercial lending and business development in 1994 and was promoted to Vice President in 1995. He has served as Community Reinvestment Officer and Appraisal Officer for the Bank since 1994 and served as the Security Officer from 1994 – 2005. There are no family relationships between Mr. Sass and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer and there have been no transactions between Mr. Sass and the Company or the Bank. In conjunction with the promotion, Mr. Sass received an annual salary increase of $10,000.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibit is filed as part of this report

Exhibit 99.1 Press release dated April 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of South Carolina Corporation (Registrant)

Date: April 11, 2012
/s/ Sheryl G. Sharry
Sheryl G. Sharry Chief Financial Officer Executive Vice President and Treasurer